Exhibit 99.1
Akumin Announces Change of Auditor
PLANTATION, FLORIDA, August 9, 2023 -- Akumin Inc. (“Akumin” or the “Company”) (NASDAQ: AKU / TSX: AKU) announced today that it has changed its auditor from Ernst & Young LLP (“EY”) to Deloitte & Touche LLP (“Deloitte”).
Effective as of August 9, 2023, the audit committee (the "Audit Committee") of the board of directors (the "Board") of the Company dismissed EY as the Company’s independent registered public accounting firm.
EY audited the Company’s financial statements for each of the past two fiscal years ended December 31, 2022 and 2021, and EY’s reports did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the Company’s two most recent fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through to the date of EY’s dismissal, there were no (a) “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the disagreements in connection with its reports on the Company’s financial statements for such years, and there were no (b) “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
The Company has requested that EY furnish a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the statements above made herein and, if not, stating the respects in which it does not agree. In its response, EY confirmed that it agrees with all of the statements above.
The Audit Committee approved the appointment of Deloitte to be engaged as the Company’s new independent registered public accounting firm, effective as of August 9, 2023, for the fiscal year ending December 31, 2023.
During the Company’s two most recent fiscal years ended December 31, 2022 and 2021 and the subsequent interim periods through to the date of Deloitte's appointment, neither the Company, nor anyone on its behalf, has consulted with Deloitte regarding (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.
About Akumin
Akumin is a national partner of choice for U.S. hospitals, health systems and physician groups, with comprehensive solutions addressing outsourced radiology and oncology service-line needs. Akumin provides (1) fixed-site outpatient diagnostic imaging services through a network of 180 owned and/or operated imaging locations; and (2) outpatient radiology and oncology services and solutions to approximately 1,100 hospitals and health systems across 48 states. By combining clinical and operational expertise with the latest advances in technology and information systems, Akumin facilitates more efficient and effective diagnosis and treatment for patients and their providers. Akumin’s imaging procedures include MRI, CT, positron emission tomography (PET and PET/CT), ultrasound, diagnostic radiology (X-ray), mammography, and other interventional procedures; cancer care services include a full suite of radiation therapy and related offerings. For more information, visit www.akumin.com and www.alliancehealthcareservices-us.com.

Forward-Looking Statements
Certain information in this press release constitutes forward-looking information or forward-looking statements. In some cases, but not necessarily in all cases, such statements or information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events.
Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by Akumin as of the date of this press release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the factors described in greater detail in the “Risk Factors” section of our Form 10-Q filed August 9, 2023, which is available at www.sec.gov and www.sedar.com. These factors are not intended to represent a complete list of the factors that could affect Akumin; however, these factors should be considered carefully. There can be no assurance that such estimates and assumptions will prove to be correct. The forward-looking statements contained in this press release are made as of the date of this press release, and Akumin expressly disclaims any obligation to update or alter statements containing any forward-looking information, or the factors or assumptions underlying them, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
R. Jeffrey White
Investor Relations
1-866-640-5222
jeffrey.white@akumin.com